Exhibit 10.1

AMENDMENT NO. 5 TO

FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This Amendment No. 5 to the Fourth Amended and Restated Receivables Purchase Agreement (this “Amendment”) is dated as of January 10, 2022, among Avnet Receivables Corporation, a Delaware corporation (“Seller”), Avnet, Inc., a New York corporation (“Avnet”), as initial Servicer (the Servicer together with Party”), each of the entities party hereto identified as a “Financial Institution” (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), each of the entities party hereto identified as a “Company” (together with any of their respective successors and assigns hereunder, the “Companies”) and Wells Fargo Bank, N.A., as agent for the Purchasers or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”), amending the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018 (as amended by Amendment No. 1 thereto, dated February 28, 2020, Amendment No. 2 thereto, dated as of July 31, 2020, Amendment No. 3 thereto, dated  as of July 30, 2021, and Amendment No. 4 thereto, dated as of August 16, 2021, the “Existing Agreement,” and as further amended, modified or supplemented from time to time, including through the date hereof, the “Receivables Purchase Agreement”).

RECITALS

The parties hereto are the current parties to the Existing Agreement and they now desire to amend the Existing Agreement, subject to the terms and conditions hereof, as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions Used Herein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in, or incorporated by reference into, the Existing Agreement.

Section 2. Amendment of Existing Agreement. Subject to the terms and conditions set forth herein, the Existing Agreement is hereby amended as follows:

(a)The definition of “Agreement” in Exhibit I of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“Agreement” means this Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018, as amended by Amendment No. 1 thereto, dated as of February 28, 2020, Amendment No. 2 thereto, dated as of July 31, 2020, Amendment No. 3 thereto, dated as of July 30, 2021, Amendment No. 4 thereto, dated as of August 16, 2021, Amendment No. 5 thereto, dated as of January 10, 2022, and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time.

(b)The definition of “Excluded Receivable” in Exhibit I of the Existing

Agreement is hereby deleted in its entirety and replaced with the following:

“Excluded Receivable” means all indebtedness and other obligations owed to Originator or in which Originator has a security interest or other interest (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of merchandise or the rendering of services by Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto:

(i)the account debtor for which is Intelbras S.A. Industry de Telecomunicacao Eletronica Brasileira and such indebtedness or other obligation was originated after December 30, 2016;

(ii)the account debtor for which is 3M Company and such indebtedness or other obligation was originated after October 31, 2017;

(iii)the account debtor for which is General Electric Company or any other direct or indirect Subsidiary or Affiliate of General Electric Company (including, without limitation, GE Aviation; GE Healthcare Japan Corporation; GE Healthcare; GE OEC Medical Systems, Inc.; GE Sensing EMEA Unlimited Company; GE Healthcare Europe GmbH; GE Medical Systems; Baker Hughes Company; GE Consumer & Industrial; GE MDS LLC; Reuter Stokes Inc.; GE Hangwei Medical Systems Company, Ltd.; Bently Nevada, Inc.; Inspection Technologies; GE Healthcare Bio-Science Corp; General Electric Co; GE Technology Infrastructure; GE Healthcare Canada; GE Commercial Materials S de RL de CV; GE Global Research; GE Ultrasound Korea Limited; GE Energy Control Solutions Inc.; General Electric International, Inc.; and GE Lighting Solutions LLC);

(iv)the account debtor for which is Lincoln Electric Holdings Inc. or any other direct or indirect Subsidiary or Affiliate of Lincoln Electric Holdings Inc. and such indebtedness or other obligation was originated after January 10, 2022; or

(v)which both (a) arises in connection with the sale of merchandise or the rendering of services by the business previously conducted by any businesses acquired by Originator in an Excluded Acquisition and (b) is not recorded or maintained in Avnet’s consolidated general ledger accounting records as part of general ledger category “company code US10” (other than any Receivables previously coded under “company code US10” that have been coded under any other category without the Agent’s prior written consent).

Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute an Excluded Receivable separate from an Excluded Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be an Excluded Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

Section 3. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof, upon the satisfaction of the conditions precedent that:

(a)Amendment. The Agent and each Seller Party shall have received, on or before the date hereof, executed counterparts of this Amendment, duly executed by each of the parties hereto.

(b)Representations and Warranties. As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties of each Seller Party contained in the Receivables Purchase Agreement and in each other Transaction Document shall be true and correct in all material respects as though made on the date hereof (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such).

(c)No Amortization Event or Potential Amortization Event.   As of the date hereof, both before and after giving effect to this Amendment, no Amortization Event or Potential Amortization Event shall have occurred and be continuing (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such).

Section 4. Amendment of Receivables Sale Agreement. As of the date first set forth above, Avnet, in its capacity as Originator under the Receivables Sale Agreement, and Avnet Receivables Corporation, in its capacity as Buyer under the Receivables Sale Agreement, hereby acknowledge this Amendment and agree to be bound by the terms of this Amendment to the extent such terms amend or modify the Receivables Sale Agreement. The Agent and each Financial Institution party hereto hereby consent to any such amendment or modification to the Receivables Sale Agreement. In furtherance of the foregoing, Originator reaffirms and agrees it shall not sell and/or contribute, and Buyer reaffirms and agrees it shall not purchase and/or receive, any Excluded Receivables pursuant to the Receivables Sale Agreement.

Section 5. UCC Authorization. In furtherance of the transactions contemplated by this Amendment, the Agent, for itself and each other Purchaser, hereby authorizes, upon the effectiveness of this Amendment, the filing of amendments to the financing statement filed against Avnet with the Department of State of the State of New York with original file numbers 127178, 129624, 035098, 035089 and 201808170390411 in substantially the forms attached hereto as Annex A-1, Annex A-2, Annex A-3, Annex A-4 and Annex A-5.

Section 6.  Miscellaneous.

(a)Effect; Ratification. This Amendment is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed (i) to be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the Existing Agreement or of any other instrument or agreement referred to therein or (ii) to prejudice any right or remedy which the Agent, any Company or Financial Institution (or any of their respective assigns) may now have or may have in the future under or in connection with the Receivables Purchase Agreement or any other instrument or agreement referred to therein. Each reference in the Receivables Purchase Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the Existing Agreement or to the “Receivables Purchase Agreement” shall mean the Existing Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Receivables Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Receivables Purchase Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b)Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Receivables Purchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c)Costs, Fees and Expenses. Seller agrees to reimburse the Agent and each Purchaser and its assigns upon demand for all reasonable and documented out-of-pocket costs, fees and expenses in connection with the preparation, execution and delivery of this Amendment (including the reasonable fees and expenses of counsel to the Agent).

(d)Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(e)Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(f)GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(g)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

AVNET RECEIVABLES CORPORATION,
as Buyer and as Seller

By:	/s/ Kenneth A. Jacobson
Name:	Kenneth A. Jacobson
Title:	VP & Corporate Controller

AVNET, INC., as Originator and as Servicer

By:	/s/ Joseph L. Burke
Name:	Joseph L. Burke
Title:	VP & Treasurer

WELLS FARGO BANK, N.A.,
as a Company and as a Financial Institution

By:	/s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Vice President

WELLS FARGO BANK, N.A.,
as Agent

By:	/s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Vice President

TRUIST BANK,
as a Company and Financial Institution

By:	/s/ Chris Curtis
Name:	Chris Curtis
Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION,
as a Company and Financial Institution

By:	/s/ Nina Austin
Name:	Nina Austin
Title:	Senior Vice President

LIBERTY STREET FUNDING LLC,
as a Company

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

THE BANK OF NOVA SCOTIA,
as a Financial Institution

By:	/s/ Doug Noe
Name:	Doug Noe
Title:	Managing Director

BANK OF AMERICA, N.A.
as a Company and as a Financial Institution

By:	/s/ Christopher Haynes
Name:	Christopher Haynes
Title:	Senior Vice President